Exhibit 32.1

Certification of Principal Executive Officer and Principal Financial Officer
Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant To Section 906 of
The Sarbanes-Oxley Act of 2002

In connection with the accompanying quarterly report on Form 10-Q of Dynamic Nutra Enterprise Holdings, Inc. for the quarter ended August 31, 2013, I, Richard Wheeler, Principal Executive Officer and Principal Financial Officer of Dynamic Nutra Enterprise Holdings, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such quarterly report of Form 10-Q for the quarter ended August 31, 2013, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such quarterly report of Form 10-Q for the quarter ended August 31, 2013, fairly represents in all material respects, the financial condition and results of operations of Dynamic Nutra Enterprise Holdings, Inc.

Dated: November 12, 2013	/s/ Richard Wheeler
Chief Executive Officer
(Principal Executive Officer and Principal Financial Officer)